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                                                                 Exhibit (q)(iv)

                               ARTISAN FUNDS, INC.
                      ARTISAN PARTNERS LIMITED PARTNERSHIP
                            ARTISAN DISTRIBUTORS LLC


                                 CODE OF ETHICS
                                       AND
                        POLICY AND PROCEDURES TO PREVENT
                          MISUSE OF INSIDE INFORMATION

                          (Effective October 27, 2003)


The policy of Artisan Partners Limited Partnership ("Artisan Partners") and Artisan Distributors LLC ("Artisan Distributors") is to avoid any conflict of interest, or the appearance of any conflict of interest, between the interests of any person or institution advised by Artisan Partners, including Artisan Funds, Inc. ("Artisan Funds"), each registered investment company for which Artisan Partners serves as investment sub-adviser (each, a "Sub-Advised Fund") and separately managed accounts (collectively, the "Clients"), and the interests of Artisan Partners and Artisan Distributors or their officers, partners, and employees. Artisan Funds and each Sub-Advised Fund is referred to in this Code as a "Fund Client".

The Investment Company Act and rules require that Artisan Partners, Artisan Distributors and each Fund Client establish standards and procedures for the detection and prevention of certain conflicts of interest, including activities by which persons having knowledge of the investments and investment intentions of Clients might take advantage of that knowledge for their own benefit. The Code has been adopted by Artisan Funds, Artisan Partners and Artisan Distributors to meet those concerns and legal requirements.

This Code also contains procedures designed to prevent the misuse of inside information by Artisan Partners and Artisan Distributors or their personnel. The business of Artisan Partners depends on investor confidence in the fairness and integrity of the securities markets. Insider trading poses a significant threat to that confidence. Trading securities on the basis of inside information or improperly communicating that information to others may expose you to stringent penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years imprisonment. The Securities and Exchange Commission can recover the profits gained or losses avoided, a penalty of up to three times the illicit windfall and an order permanently barring you from the securities industry. Finally, you may be sued by investors seeking to recover damages for insider trading violations.

The Code is drafted broadly; it will be applied and interpreted in a similar manner. You may legitimately be uncertain about the application of the Code in a particular circumstance. Often, a single question can forestall disciplinary action or complex legal problems. You should direct any question relating to the Code to Larry Totsky, Janet Olsen, Andy Ziegler or the firm's Compliance Officer (who may be one of the people named). You also must notify the Compliance Officer immediately if you have any reason to believe that a violation of the policy has occurred or is about to occur.

I.    INVESTMENT COMPANY ACT PROHIBITIONS

The Investment Company Act and rules make it illegal for any person covered by the Code, directly or indirectly, in connection with the purchase or sale of a security held or to be acquired by a Fund Client to:

      a.    employ any device, scheme, or artifice to defraud the Fund Client;

      b. make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of circumstances under which they are made, not misleading or in any way mislead the Fund Client regarding a material fact;

      c. engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund Client; or

      d.    engage in any manipulative practice with respect to the Fund
            Client.

The restrictions on Personal Securities Transactions contained in this Code are intended to help Artisan Partners monitor for compliance with these prohibitions.

II.   DEFINITIONS

When used in this Code, the following terms have the meanings described below:

A. Compliance Officer. The Code contains many references to the Compliance Officer. The Compliance Officer is the Compliance Officer designated by Artisan Partners from time to time. References to the Compliance Officer also include, for any function, any person designated by the Compliance Officer as having responsibility for that function from time to time. If the Compliance Officer is not available, reports required to be made to the Compliance Officer, or actions permitted to be taken by the Compliance Officer, may be made to or taken by Larry Totsky, Janet Olsen or Andy Ziegler.

B. Personal Securities Transaction. The Code regulates Personal Securities Transactions as a part of the effort by each Fund Client, Artisan Partners and Artisan Distributors to detect and prevent conduct that might violate the general prohibitions outlined above. A Personal Securities Transaction is a transaction in a security in which the person subject to this Code has a beneficial interest.

      1. Security. Security is defined very broadly, and means any note, stock (including mutual fund shares), bond, debenture, investment contract, or


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            limited partnership interest, and includes any right to acquire any security (an option or warrant, for example).

      2. Beneficial interest. You have a beneficial interest in a security in which you have, directly or indirectly, the opportunity to profit or share in any profit derived from a transaction in the security, or in which you have an indirect interest, including beneficial ownership by your spouse or minor children or other dependents living in your household, or your share of securities held by a partnership of which you are a general partner. Technically, the rules under section 16 of the Securities Exchange Act of 1934 will be applied to determine if you have a beneficial interest in a security (even if the security would not be within the scope of section 16). Examples of beneficial interest are attached as Appendix A.

C. Inside Information. Inside information is information that is both material and non-public that was (i) acquired in violation of a duty to keep the information confidential, or (ii) misappropriated. For example, if an officer of an issuer breaches his duty to the issuer and conveys information that should have been kept confidential, that information is "inside information," even if you learn it third- or fourth-hand. In contrast, a conclusion drawn by a securities analyst from publicly available information is not inside information, even if the analyst's conclusion is both material and non-public.

      Deciding whether information that is material and non-public is "inside" information is often difficult. For that reason, Artisan Partners' policies are triggered if a person is aware of material, non-public information, whether or not the information is "inside" information that will result in a trading restriction.

      1. Material Information. Information is "material" when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this is information whose disclosure will have a substantial effect on the price of a company's securities. No simple "bright line" test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. For this reason, you should direct any questions about whether information is material to the Compliance Officer.

            Material information often relates to a company's results and operations including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

            Material information also may relate to the market for a company's securities. Information about a significant order to purchase or sell


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            securities may, in some contexts, be deemed material. Similarly, prepublication information regarding reports in the financial press also may be deemed material. For example, the Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about The Wall Street Journal's Heard on the Street column.

      2. Non-Public Information. Information is "public" when it has been disseminated broadly to investors in the marketplace. Tangible evidence of such dissemination is the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the SEC or some other governmental agency, the Dow Jones "tape" or The Wall Street Journal or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

D. Investment Person of a Client. The restrictions on Personal Securities Transactions and some of the compliance procedures contained in this Code differentiate among groups of people based on their positions and responsibilities with Artisan Partners and Artisan Distributors and whether they are investment persons of a Client. Under this Code, an investment person of a Client is an individual who makes, or participates in making, investment decisions or recommendations for that Client, or (in the case of a Fund Client), an individual who, because of his or her position with that Fund Client, Artisan Partners or Artisan Distributors, can be expected to have more information about the portfolio transactions of that Client. An investment person of a Client includes the following classes of individuals:

      - each Artisan Partners portfolio manager who manages the account of that Client;

      - each Artisan Partners analyst who is a member of the management team for the account of that Client;

      - each Artisan Partners trader who trades on behalf of the account of that Client;

      - support staff working directly with portfolio managers and analysts, for those Clients for which the portfolio managers or analysts are members of the management team;

      - for Artisan Funds or a Sub-Advised Fund, respectively, each officer or director of Artisan Funds or the Sub-Advised Fund who is employed by Artisan Partners or an affiliated company of Artisan Partners;

      -     each partner or officer of Artisan Partners; and


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      -     for Artisan Funds, employees of Artisan Partners who work on Artisan
            Funds accounting matters.

E. Access Person. An access person is an employee of Artisan Partners or Artisan Distributors who is not an investment person and is not an exempt employee. An Access Person of a Client is an access person who, on a daily and continual basis, performs services on behalf of that Client.

F. Exempt Person. An exempt person is an employee of Artisan Partners who, because of the nature of his or her employment with Artisan Partners, has little or no opportunity to acquire knowledge relating to Artisan Partners' investment decisions before they are implemented. Exempt Persons may include:

      - part-time and/or temporary employees whose duties are limited to clerical or similar functions that are not investment-related; or

      - interns or seasonal employees whose duties are not investment-related and do not otherwise have routine access to information about investment decisions before they are implemented.

      An exempt person will be specifically advised of his or her status as an exempt person by the Compliance Officer. The Compliance Officer may, at any time, determine that an employee's status as an exempt person has changed and may, by notice to the employee, revoke that status.

G. Person Covered by the Code. All investment persons, access persons and exempt persons are persons covered by the Code.

III.  RESTRICTIONS

Every person covered by the Code shall comply with the following restrictions:

A.    Material, Non-Public Information; No Insider Trading.

      1. No person covered by the Code may engage in any transaction in a security (either a Personal Securities Transaction or a transaction for a Client), on the basis of inside information. Under the law and regulations, a transaction will be deemed to have been made on the basis of inside information if the person engaging in the transaction is aware of the inside information.

            If you think that you might have material, non-public information, you should take the following steps:


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            a.    Report the information and proposed trade immediately to
                  the General Counsel or Compliance Officer.

            b. Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by Artisan Partners until Artisan Partners has made a determination as to the need for trading restrictions.

            c. Do not communicate the information inside or outside Artisan Partners, other than to the General Counsel or Compliance Officer.

            d. After the General Counsel or Compliance Officer has reviewed the issue, Artisan Partners will determine whether the information is material and non-public and, if so, whether any trading restrictions apply and what action, if any, the firm should take.

      2. Tender Offers. Trading during a tender offer represents a particular concern in the law of insider trading. Each person covered by the Code should exercise particular caution any time they become aware of non-public information relating to a tender offer.

      3. Contacts with Public Companies. One or more of the directors or trustees of the mutual funds or private accounts managed by Artisan Partners may be an officer, director or trustee of one or more public companies. Each person covered by the Code should avoid discussing with any such officer, director or trustee any non-public information about any such company. If a person covered by the Code (other such officer, director or trustee) should become aware of material, non-public information regarding any such company, he or she should so advise the Compliance Officer or General Counsel promptly.

      4. No Communication of Material Non-Public Information. No person covered by the Code may communicate material, non-public information to others in violation of the law. Conversations containing such information, if appropriate at all, should be conducted in private (for example, not by cellular telephone, to avoid potential interception).

            Access to files containing material, non-public information and computer files containing such information should be restricted, including by maintenance of such materials in locked cabinets, or through the use of passwords or other security devices for electronic data.

      5. Other Restricted Securities. An investment person of a Client or access person is prohibited from purchasing or selling, for his or her own account or for the account of others, including any Client of Artisan Partners:


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            -     securities of any public company (other than Artisan Funds,
                  Inc.) of which such investment person or access person is a director or trustee, except that the person who is the director or the trustee of the public company may purchase or sell, for his or her own account or for the account of any member of his or her immediate family (including a family member who is also a person covered under the Code) that company's securities with express prior approval of the Compliance Officer, Mr. Totsky, Ms. Olsen or Mr. Ziegler;

            - securities of any public company placed from time to time on Artisan Partners' restricted list. From time to time, Artisan Partners may restrict trading in certain securities by persons covered by the Code when, in the opinion of Artisan Partners, trading in such securities may result in a conflict of interest, or the appearance of a conflict of interest. Artisan Partners will maintain a list of such restricted securities that will be updated as necessary.

B. Foreign Corrupt Practices. As required by the Foreign Corrupt Practices Act, no person covered by the Code shall offer, pay, promise to pay or authorize payment of any money or anything of value to a foreign official, foreign political party (or official thereof) or any candidate for foreign political office for purposes of influencing any act or decision of that person in his or its official capacity, or inducing that person to use his or its influence with a foreign government to influence any act or decision of that government.

C. Limitations on Transactions with Clients. No investment person of a Client or access person shall knowingly sell to or purchase from any Fund Client any security or other property, except securities of which a Fund Client is the issuer. No investment person of a Client or access person shall knowingly sell any security to or purchase any security from any Client that is not a Fund Client.

D. No Conflicting Transactions. No investment person of a Client or access person shall engage in a Personal Securities Transaction in a security that the person knows or has reason to believe is being purchased or sold or considered for purchase or sale by any Client, until the Client's transactions have been completed or consideration of such transactions has been abandoned. A security will be treated as "under consideration" if an investment team anticipates purchasing or selling the security within 15 calendar days.

      Notwithstanding this prohibition, transactions for the account of an investment person or access person, or in an account in which one or more investment persons or access persons has an economic interest, may be executed by the firm's traders in accordance with the firm's trading procedures, including participating in aggregated trades.


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E.    Initial Public Offerings.  No investment person of a Client or access person shall acquire any security in an initial public offering, except
      (i) with the prior consent of the Compliance Officer, Mr. Totsky, Ms. Olsen or Mr. Ziegler, based on a determination that the acquisition is consistent with applicable regulatory requirements, does not conflict with the purposes of the Code or its underlying policies, or the interests of Artisan Partners or its Clients, and (ii) in circumstances in which the proposed acquisition is consistent with applicable regulatory requirements and the opportunity to acquire the security has been made available to the person for reasons other than the person's relationship with Artisan Partners or its Clients. Such circumstances might include, for example:

            - an opportunity to acquire securities of an insurance company converting from a mutual ownership structure to a stockholder ownership structure, if the person's ownership of an insurance policy issued by that company conveys that opportunity;

            - an opportunity resulting from the person's pre-existing ownership of an interest in the IPO company or an investor in the IPO company; or

            - an opportunity made available to the person's spouse, in circumstances permitting the person making the determination reasonably to determine that the opportunity is not being made available indirectly because of the person's relationship with Artisan Partners or its Clients (for example, because of the spouse's employment).

F. Private Placements. No investment person of a Client or access person shall acquire any security in a private placement without the express written prior approval of the Compliance Officer, Mr. Totsky, Ms. Olsen or Mr. Ziegler. In deciding whether that approval should be granted, each of those persons will consider whether the investment opportunity should be reserved for Clients, and whether the opportunity has been offered because of the person's relationship with Artisan Partners or its Clients. An investment person of a Client who has been authorized to acquire a security in a private placement must disclose that investment if he or she later participates in consideration of an investment in that issuer for any Client's account. Any investment decision for a Client relating to that security must be made by other investment personnel.

G. Short-Term Trading. No investment person of a Client may profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 60 days. Any profit so realized will be returned to Artisan Partners and then donated to a charitable organization selected by Artisan Partners. However, this prohibition does not apply to (i) any option or futures contract on a broadly traded index, (ii) the sale of any security by the investment person of a Client pursuant to the exercise of a covered call option on that security written by the


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      investment person, (iii) any transaction in a security exempt under
      Section V.A. of this Code; or (iv) any transaction which has received the prior approval of the Compliance Officer, Mr. Totsky, Ms. Olsen or Mr. Ziegler.

H. High-Risk Trading Activities. Certain high-risk trading activities, if used in the management of a partner's, officer's or employee's personal trading portfolio, are risky not only because of the nature of the securities transactions themselves, but also because of the potential that action necessary to close out the transactions may become prohibited during the duration of the transactions. Examples of such activities include short sales of common stock and trading in derivative instruments (including options). If Artisan Partners becomes aware of material, non-public information about the issuer of the underlying securities, or if Artisan Partners begins buying or selling (or considering buying or selling) that security for Client accounts, Artisan Partners personnel may find themselves "frozen" in a position in a derivative security. Artisan Partners will not bear any losses in personal accounts as a result of implementation of this policy.

I.    Gifts.

      1. Receiving Gifts. No person covered by the Code may accept gifts or other things of more than a $100 aggregate value in a year from any person or entity that does business with or on behalf of Artisan Partners, a Fund Client or Artisan Distributors, or seeks to do business with or on behalf of Artisan Partners, a Fund Client or Artisan Distributors, except (a) in connection with a meeting that has a clear business purpose or some other clearly identifiable business function (including, for example, expenses in connection with a business conference or visits to companies as part of the process of securities analysis); (b) an occasional meal or ticket to a theater, entertainment, or sporting event that is an incidental part of a meeting that has a clear business purpose; or (c) gifts that are not solicited and are given as part of a personal relationship outside the business relationship.

            Gifts having a value in the aggregate of more than $100 that are not excepted from the prohibition must generally either be returned to the donor or paid for by the recipient. In some circumstances, it may be awkward or inappropriate to return or insist on paying for a gift. In those circumstances, the recipient may retain the gift provided that the recipient makes a contribution of equal value to a charitable organization of his or her choice.

            It is not the intent of the Code to prohibit the everyday courtesies of business life. Therefore, this prohibition does not include (i) an occasional meal or ticket to a theater, entertainment, or sporting event that is social in nature, provided that the meal, ticket or similar item was not solicited and provided further that such items are neither so frequent nor so extensive as


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            to raise questions of propriety, or (ii) food items received by an individual but shared with the firm's employees and consumed on the firm's premises.

      2. Making Gifts. Many of the organizations with which Artisan Partners and Artisan Distributors do business have policies on the receipt of gifts that are as restrictive as this Code, or more restrictive. Therefore, no person covered by the Code may make gifts having a value of more than $100 in the aggregate in any year to any person or entity that does business with Artisan Partners, a Fund Client or Artisan Distributors without the prior approval of the Compliance Officer, Mr. Totsky, Ms. Olsen or Mr. Ziegler, except gifts that are not solicited and are given as part of a personal relationship outside the business relationship and for which reimbursement from Artisan Partners will not be sought. Artisan Partners employees will not generally be reimbursed for gifts that have not received such prior approval.

      6. Reporting Gifts. Within 10 days of the date of the gift, all gifts given and received, other than those that are part of a personal relationship as described above, must be reported to the Compliance Officer, who will enter them into the gift log that we are required to maintain. The following information should be included in the report (which may be made orally or by email): the date of the gift; the identity of the donor and the recipient; a description of the business relationship between the donor and the recipient, a description of the gift; the value of the gift (estimated, if an exact value is unknown); and the reason the gift was made. The receipt of food items shared with other members of the firm and consumed on the firm's premises is not required to be reported.

   J. Service as a Director. No investment person of a Client or access person may serve as a member of the board of directors or trustees of any business organization, other than a civic or charitable organization, without the prior written approval of the Compliance Officer, Mr. Totsky, Ms. Olsen or Mr. Ziegler based on a determination that the board service would not be inconsistent with the interests of Artisan Partners or of its Clients. If an investment person of a Client is serving as a board member, that investment person shall not participate in making investment decisions relating to the securities of the company on whose board he or she sits.

IV.  COMPLIANCE PROCEDURES

A. Execution of Personal Securities Transactions through Disclosed Brokerage Accounts; Duplicate Confirmations. All Personal Securities Transactions must be conducted through brokerage or other accounts that have been identified to the Compliance Officer. Each such brokerage or other account must be set up to


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      deliver duplicate copies of all confirmations and statements to the
      Compliance Officer. No exceptions will be made to this policy. All investment persons and access persons shall cooperate in all aspects with the Compliance Officer in securing confirmations and statements in a timely manner.

B.    Preclearance.

      1. Preclearance Requirement. Except as provided below, all Personal Securities Transactions must be cleared in advance by the Compliance Officer, a Compliance Specialist, an Attorney in the Compliance or Legal Department, Mr. Totsky, Ms. Olsen, Mr. Ziegler or Gregory K. Ramirez, Artisan Partners' Director of Client Accounting. Personal Securities Transactions by each of those persons must be approved by one of the others. Personal Securities Transactions by Carlene M. Ziegler may not be approved by Mr. Ziegler. If the proposed trade is not executed by the end of the second business day following the date on which preclearance is granted, the preclearance will expire and the request must be made again.

      2. Securities and Transactions Exempt from the Preclearance Requirement. Transactions in the following securities, as well as the following transactions, are exempt from the preclearance requirement:

            a.    securities listed as exempt in Section V;

            b.    securities of a Fund Client;

            c.    municipal securities;

            d.    straight debt securities;

            e.    listed index options and futures;

            f. passively-managed exchange-traded funds ("ETFs") including, but not limited to, shares of SPDRs, WEBs, DIAMONDs or QQQs, depositary receipts of HOLDRs, and securities issued by similar index- or sector-based entities; HOWEVER, ACTIVELY-MANAGED ETFS AND CLOSED-END FUNDS REMAIN SUBJECT TO THE PRE-APPROVAL, BLACKOUT AND REPORTING REQUIREMENTS;

            g. acquisitions and dispositions of securities that are non-volitional on the part of the person subject to the Code, including:

                  - purchases or sales upon the exercise of puts or calls written by such person where the purchase or sale is effected based on the terms of the option and without action by the covered person or


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                     his or her agent (but not the writing of the option, which must be precleared); and

                  - acquisitions or dispositions of securities through stock splits, reverse stock splits, mergers, consolidations, spin-offs or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities.

            h. transactions in an account (including an investment advisory account, trust account or other account) of any investment person of a Client or access person (held either alone or with others) over which a person other than the investment person of a Client or access person (including an investment adviser or trustee) exercises investment discretion if:

                  - the investment person of a Client or access person does not know of the proposed transaction until after the transaction has been executed; and

                  - the investment person of a Client or access person has previously identified the account to the Compliance Officer (or his designee) and has affirmed to either that (in some if not all cases) he or she does not know of proposed transactions in that account until after they are executed.

                  This exclusion from the preclearance requirement is based upon the investment person of a Client or access person not having knowledge of any transaction until after that transaction is executed. Therefore, notwithstanding this general exclusion, if the investment person of a Client or access person becomes aware of any transaction in such investment advisory account before it is executed, the person must seek preclearance of that transaction before it is executed.

            i. sales as a result of an odd-lot tender offer (all other sales in connection with a tender offer must be pre-cleared); and

            j. purchases or redemptions of units of Artisan Long/Short Fund I Limited Partnership or any other pooled investment vehicle the investment adviser or general partner of which is Artisan Partners or an affiliate of Artisan Partners.

      3. Accounts Exempt from the Preclearance Requirement. From time to time, Artisan Partners may operate one or more accounts in which Artisan Partners or its employees have significant economic interests, but in which assets of persons not employed by Artisan Partners are also invested or


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            which Artisan Partners is operating as a model portfolio in preparation for management of Client assets in the same or a similar strategy. Such an account is exempt from the preclearance requirements of the Code. Transactions in such an account will be conducted in accordance with Artisan Partners' trading procedures for Client accounts.

C.    Blackout Periods.

      1. Investment Persons. No Personal Securities Transaction of an investment person of a Client will be cleared (as provided in B., above) if (1) there is a conflicting order pending or (2) Artisan Partners is actively considering a purchase or sale of the same security. A conflicting order is any order for the same security, or an option on or warrant for that security, that has not been fully executed. A purchase or sale of a security is being "actively considered" if one or more of Artisan Partners' investment teams is seriously considering purchasing or selling the security for Client Accounts within 15 calendar days.

            Absent extraordinary circumstances, a Personal Securities Transaction for an investment person of a Client will not be approved until the sixth business day after completion of any transaction for a Client.

      2. Access Persons. No Personal Securities Transaction of an access person may be executed on a day on which there is a conflicting order (as defined above) pending until that order is fully executed or withdrawn.

D. Disclosure of Personal Holdings. Each investment person of a Client and each access person shall disclose his or her personal securities holdings (not including shares of open-end investment companies (mutual funds) that are not Fund Clients, direct obligations of the U.S. government (U.S. treasury bills, notes and bonds) and money market instruments, including bank certificates of deposit, bankers' acceptances, commercial paper and repurchase agreements) no later than ten days after commencement of employment with Artisan Partners, and annually thereafter as of December 31 of each year. Annual reports shall be delivered to the Compliance Officer no later than January 30 of the following year. The initial holdings and annual holdings reports shall contain the following information:

      - title, interest rate and maturity date (if applicable), number of shares and the principal amount of each security held beneficially;

      - the name of any broker, dealer or bank with or through which the investment person maintains an account; and

      -  the date the report is submitted.

E. Dealing with Certificated Securities. The receipt of certificated securities must be reported as described in F., below. Any subsequent transaction in such securities must be conducted through a disclosed brokerage account for which the Compliance Officer receives duplicate confirmations and account statements. No person subject to the Code shall request withdrawal of securities from such a brokerage account in certificated form.

F.    Reporting Personal Securities Transactions.

      1. Each investment person of a Client and all access persons shall (i) identify to Artisan Partners each brokerage or other account in which the person has a beneficial interest and (ii) instruct the broker or custodian to deliver to the Compliance Officer duplicate confirmations of all transactions and duplicate monthly statements.

      2. Each investment person of a Client and each access person shall report all Personal Securities Transactions during a month to the Compliance Officer no later than ten days after the end of the month.

            MONTHLY TRANSACTION REPORTS SHALL INCLUDE THE FOLLOWING INFORMATION:

            FOR EACH TRANSACTION:

            -     the date of the transaction;

            - title, interest rate and maturity date (if applicable), number of shares and the principal amount of each security involved;

            - the nature of the transaction (i.e., purchase, sale, gift, or other type of acquisition or disposition);

            -     the price at which the transaction was effected;

            - the name of the broker, dealer or bank with or through which the transaction was effected; and

            -     the date the report is submitted.

            In addition, for each account established during the month in which securities are held for the benefit of an investment person of a Client or access person, the monthly report shall include:

            - the name of the broker, dealer, mutual fund company or bank with whom the account was established;

            -     the date the account was established; and

            -     the date the report is submitted.

      3. Reports relating to the Personal Securities Transactions of the Compliance Officer shall be delivered to Mr. Totsky or Ms. Olsen, provided that the person to whom they are delivered is not then the Compliance Officer.

      4. To the extent reports may be deemed to be required by entities or accounts described in Section IV.B.3. of this Code, such reporting requirements shall be satisfied by the records maintained by Artisan Partners' trading and accounting systems.

G. Form of Reports. Reports of Personal Securities Transactions may be in any form (including copies of confirmations or monthly statements), but must include the information required by Section IV(F)(2).

      No further reporting will be required of (i) a Personal Securities Transaction executed through Artisan Partners' trading desk, or (ii) a Personal Securities Transaction in units of Artisan Long/Short Fund I Limited Partnership or any other pooled investment vehicle the investment adviser or general partner of which is Artisan Partners or an affiliate of Artisan Partners, because the necessary information is available to the Compliance Officer.

      Any Personal Securities Transaction of an investment person of a Client or an access person which for any reason does not appear in the trading or brokerage records described above (for example, the receipt of certificated securities by gift or inheritance) shall be reported as required by Section IV(F)(2).

H. Monitoring of Transactions. Artisan Partners' Compliance Officer will monitor the trading patterns of investment personnel and access personnel, the trading of Clients, and trading for Artisan Partners' own account (if any) for compliance with this Code, including the provisions intended to prevent the misuse of inside information. The trading of the Compliance Officer will be monitored by Mr. Totsky or Ms. Olsen, provided that the person monitoring those transactions is not then the Compliance Officer.

I. Educational Efforts. The Compliance Officer shall provide, on a regular basis, an education program to familiarize persons subject to the Code with the provisions of the Code and to answer questions regarding the Code. The Compliance Officer shall also be available to answer questions regarding the Code and to resolve issues of whether information is inside information and to determine what action, if any, should be taken.

J. Certification of Compliance. Each person covered by the Code is required to certify annually that (i) he or she has read and understands the Code, (ii) recognizes that he or she is subject to the Code, and (iii) he or she has disclosed or reported all Personal Securities Transactions required to be disclosed or reported under the Code. Artisan Partners' Compliance Officer shall annually distribute a copy of the Code and request certification by all covered persons and shall be responsible for ensuring that all personnel comply with the certification requirement.

      Each person covered by the Code who has not engaged in any Personal Securities Transaction during the preceding year for which a report was required to be filed pursuant to the Code shall include a certification to that effect in his or her annual certification.

K. Report to the Board of Artisan Funds. The management of Artisan Partners and an appropriate officer of Artisan Funds (who may be a member of the management of Artisan Partners) shall submit an annual report to the board of Artisan Funds that:

      1. summarizes existing procedures concerning personal investing and any changes in those procedures during the past year;

      2. describes issues that arose during the previous year under the Code or procedures concerning personal investing, including but not limited to information about material violations of the Code and sanctions imposed;

      3. certifies to the board of Artisan Funds that Artisan Partners and Artisan Distributors have adopted procedures reasonably necessary to prevent employees who are investment persons and access persons that are affiliated with Artisan Partners or Artisan Distributors from violating the Code; and

      4. identifies any recommended changes in existing restrictions or procedures based upon experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

L. Report to the Board of a Sub-Advised Fund. The management of Artisan Partners shall submit an annual report to the board of each Sub-Advised Fund that:

      1. summarizes existing procedures concerning personal investing and any changes in those procedures during the past year relating to investment persons of that Sub-Advised Fund and access persons of that Sub-Advised Fund;

      2. describes issues that arose during the previous year under the Code or procedures concerning personal investing of investment persons of that Sub-Advised Fund and access person of that Sub-Advised Fund, including but not limited to information about material violations of the Code by persons subject to the Code who are investment persons or access persons of that Sub-Advised Fund, and sanctions imposed;

      3. certifies to the board of that Sub-Advised Fund, that Artisan Partners and Artisan Distributors have adopted procedures reasonably necessary to prevent employees who are investment persons of that Sub-Advised Fund and access persons of that Sub-Advised Fund from violating the Code; and

      4. identifies any recommended changes in existing restrictions or procedures relating to investment persons of that Sub-Advised Fund or access persons of that Sub-Advised Fund based upon experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

M. Reporting to Artisan Partners' Management. The Compliance Officer shall report the following to the management of Artisan Partners:

      1. Special Reports. The Compliance Officer shall report the existence of a potential violation of this Code to management of Artisan Partners promptly providing full details, which may include (1) the name of particular securities involved, if any;
            (2) the date(s) the Compliance Officer learned of the potential violation and began investigating; (3) the accounts and individuals involved; (4) actions taken as a result of the investigation, if any; and (5) recommendations for further action.

      2. Regular Reports. On an as-needed or periodic basis, the Compliance Officer shall report to the management of Artisan Partners as it may request, which may include some or all of the following:

            i.    a summary of existing procedures under  the Code;

            ii.   a summary of changes in procedures made in the last year;

            iii. full details of any investigation since the last report (either internal or by a regulatory agency) of any suspected insider trading, the results of the investigation and a description of any changes in procedures prompted by any such investigation;

            iv. an evaluation of the current procedures and a description of anticipated changes in procedures; and

            v. a description of Artisan Partners' continuing educational program regarding insider trading, including the dates of such programs since the last report to management.

V.    EXEMPTIONS

A. Exempt Transactions and Securities. The provisions of this Code are intended to restrict the personal investment activities of persons subject to the Code only to the extent necessary to accomplish the purposes of the Code. Therefore, the prohibition on short-term trading and the preclearance, blackout and reporting provisions of this Code shall not apply to the following Personal Securities Transactions:

      1. Purchases or sales effected in any account over which the persons subject to this Code have no direct or indirect influence or control (i.e., transactions effected for a person subject to the Code by a trustee of a blind trust);

      2.    Purchases or sales of:

            a. securities that are direct obligations of the U.S. government (that is, U.S. treasury bills, notes and bonds);

            b. shares of open-end investment companies (mutual funds) that are not Fund Clients; and

            c. bank certificates of deposit, banker's acceptances, repurchase agreements or commercial paper.

      3. Participation in and acquisition of securities through an issuer's dividend reinvestment plan ("DRP"), ALTHOUGH SALES OF SECURITIES ACQUIRED IN A DRP MUST STILL BE PRECLEARED AND ARE SUBJECT TO THE BLACKOUT AND REPORTING REQUIREMENTS.

      4. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of securities to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

B. Individual Exemptions. There may be circumstances from time to time in which the application of this Code produces unfair or undesirable results and in which a proposed transaction is not inconsistent with the purposes of the Code. Therefore, each of Mr. Totsky, Ms. Olsen and Mr. Ziegler may grant an exemption from any provision of this Code except the reporting requirements, provided that the person granting the exemption based his or her determination to do so on the ground that the exempted transaction is not inconsistent with the purposes of this Code or the provisions of Rule 17j-1(a) under the Investment Company Act of 1940, and documents that determination in writing. A copy of Rule 17j-1 is attached as Appendix B.

VI.   ENFORCEMENT OF THE CODE AND CONSEQUENCES FOR FAILURE TO COMPLY

The Compliance Officer shall be responsible for promptly investigating all reports of possible violations of the provisions of this Code.

Compliance with this Code of Ethics is a condition of employment by Artisan Partners, status as a registered representative of Artisan Distributors, and retention of positions with Artisan Funds. Taking into consideration all relevant circumstances, Artisan Partners will determine what action is appropriate for any breach of the provisions of the Code. Possible actions include letters of sanction, suspension or termination of employment, removal from office, or permanent or temporary limitations or prohibitions on personal securities transactions more extensive than those generally applicable under the Code. In addition, Artisan Partners may report conduct believed to violate the law or regulations applicable to Artisan Partners or the person covered by the Code to the appropriate regulatory authorities.

Reports filed pursuant to the Code will be maintained in confidence but will be reviewed by Artisan Partners, Artisan Distributors or Artisan Funds to verify compliance with the Code. Additional information may be required to clarify the nature of particular transactions.

VII.  RETENTION OF RECORDS

Artisan Partners' Compliance Officer shall maintain the records listed below for a period of five years at Artisan Partners' principal place of business in an easily accessible place:

A.    a list of all persons subject to the Code during the period;

B. receipts signed by all persons subject to the Code acknowledging receipt of copies of the Code and acknowledging that they are subject to it;

C. a copy of each code of ethics that has been in effect at any time during the period;

D. a copy of each report filed pursuant to the Code, including the annual report provided to the board of each Fund Client, and a record of any known violation and action taken as a result thereof during the period; and

E. records evidencing prior approval of, and the rationale supporting, an acquisition by an investment person or access person of securities in a private placement.

Record of Dates of Adoption and Amendment

Adopted:    March 27, 1995

Amended:    July 18, 1996
            August 6, 1998
            April 28, 1999
            January 27, 2000
            April 27, 2000
            August 10, 2000 (APLP)
            October 27, 2000 (All)
            January 1, 2001 (adopted by APLP & Distributors; approved by Artisan
                        Funds Board January 18, 2001)
            May 1, 2001 (adopted by APLP & Distributors; approved by Artisan
                        Funds Board April 24, 2001)
            May 16, 2001 (adopted by APLP & Distributors; approval by Artisan
                        Funds Board October 25, 2001)
            May 1, 2002 (adopted by APLP & Distributors; approval by Artisan
                        Funds Board May 2, 2002)
            April 15, 2003 (adopted by APLP & Distributors; approval by Artisan
                        Funds Board April 15, 2003)
            October 27, 2003 (adopted by APLP & Distributors; approval by
                        Artisan Funds Board __________)

                                                                      APPENDIX A


                         EXAMPLES OF BENEFICIAL INTEREST

      For purposes of the Code, you will be deemed to have a beneficial interest in a security if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the security. Examples of beneficial ownership under this definition include:

- securities you own, no matter how they are registered, and including securities held for you by others (for example, by a custodian or broker, or by a relative, executor or administrator) or that you have pledged to another (as security for a loan, for example);

- securities held by a trust of which you are a beneficiary (except that, if your interest is a remainder interest and you do not have or participate in investment control of trust assets, you will not be deemed to have a beneficial interest in securities held by the trust);

- securities held by you as trustee or co-trustee, where either you or any member of your immediate family (i.e., spouse, children or descendants, stepchildren, parents and their ancestors, and stepparents, in each case treating a legal adoption as blood relationship) has a beneficial interest (using these rules) in the trust.

- securities held by a trust of which you are the settlor, if you have the power to revoke the trust without obtaining the consent of all the beneficiaries and have or participate in investment control;

- securities held by any partnership in which you are a general partner, to the extent of your interest in partnership capital or profits;

- securities held by a personal holding company controlled by you alone or jointly with others;

- securities held by (i) your spouse, unless legally separated, or you and your spouse jointly, or (ii) your minor children or any immediate family member of you or your spouse (including an adult relative), directly or through a trust, who is sharing your home, even if the securities were not received from you and the income from the securities is not actually used for the maintenance of your household; or

- securities you have the right to acquire (for example, through the exercise of a derivative security), even if the right is not presently exercisable, or securities as to which, through any other type of arrangement, you obtain benefits substantially equivalent to those of ownership.

You will NOT be deemed to have beneficial ownership of securities in the following situations:

                                                                      APPENDIX A


- securities held by a limited partnership in which you do not have a controlling interest and do not have or share investment control over the partnership's portfolio; and

- securities held by a foundation of which you are a trustee and donor, provided that the beneficiaries are exclusively charitable and you have no right to revoke the gift.

THESE EXAMPLES ARE NOT EXCLUSIVE. THERE ARE OTHER CIRCUMSTANCES IN WHICH YOU MAY BE DEEMED TO HAVE A BENEFICIAL INTEREST IN A SECURITY. ANY QUESTIONS ABOUT WHETHER YOU HAVE A BENEFICIAL INTEREST SHOULD BE DIRECTED TO THE COMPLIANCE OFFICER OR MR. ZIEGLER.

                                                                      APPENDIX B


SECTION 270.17J-1 PERSONAL INVESTMENT ACTIVITIES OF INVESTMENT COMPANY
PERSONNEL.


(a) Definitions. For purposes of this section:

      (1)   Access Person means:

            (i) Any director, officer, general partner or Advisory Person of a Fund or of a Fund's investment adviser.

                  (A) If an investment adviser is primarily engaged in a business or businesses other than advising Funds or other advisory clients, the term Access Person means any director, officer, general partner or Advisory Person of the investment adviser who, with respect to any Fund, makes any recommendation, participates in the determination of which recommendation will be made, or whose principal function or duties relate to the determination of which recommendation will be made, or who, in connection with his or her duties, obtains any information concerning recommendations on Covered Securities being made by the investment adviser to any Fund.

                  (B) An investment adviser is "primarily engaged in a business or businesses other than advising Funds or other advisory clients" if, for each of its most recent three fiscal years or for the period of time since its organization, whichever is less, the investment adviser derived, on an unconsolidated basis, more than 50 percent of its total sales and revenues and more than 50 percent of its income (or loss), before income taxes and extraordinary items, from the other business or businesses.

            (ii) Any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by the Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of Covered Securities.

      (2)   Advisory Person of a Fund or of a Fund's investment adviser means:

            (i) Any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and

            (ii) Any natural person in a control relationship to the Fund or investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

      (3) Control has the same meaning as in section 2(a)(9) of the Act [15 U.S.C. 80a-2(a)(9)].

      (4) Covered Security means a security as defined in section 2(a)(36) of the Act [15 U.S.C. 80a-2(a)(36)], except that it does not include:

                                                                      APPENDIX B


                  (i)   Direct obligations of the Government of the United
                        States;

                  (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

                  (iii) Shares issued by open-end Funds.

            (5) Fund means an investment company registered under the Investment Company Act.

            (6) An Initial Public Offering means an offering of securities registered under the Securities Act of 1933 [15 U.S.C. 77a], the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934 [15 U.S.C. 78m or 78o(d)].

            (7) Investment Personnel of a Fund or of a Fund's investment adviser means:

                  (i) Any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund.

                  (ii) Any natural person who controls the Fund or investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

            (8) A Limited Offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) [15 U.S.C. 77d(2) or 77d(6)] or pursuant to rule 504, rule 505, or rule 506 [17 CFR 230.504, 230.505, or 230.506] under the Securities Act of 1933.

            (9) Purchase or sale of a Covered Security includes, among other things, the writing of an option to purchase or sell a Covered Security.

            (10)  Security Held or to be Acquired by a Fund means:

                  (i) Any Covered Security which, within the most recent 15 days:

                        (A)   Is or has been held by the Fund; or

                        (B) Is being or has been considered by the Fund or its investment adviser for purchase by the Fund; and

                  (ii) Any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in paragraph (a)(10)(i) of this section.

(b) Unlawful Actions. It is unlawful for any affiliated person of or principal underwriter for a Fund, or any affiliated person of an investment adviser of or principal underwriter for a Fund, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by the Fund:

                                                                      APPENDIX B


      (1)   To employ any device, scheme or artifice to defraud the Fund;

      (2) To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

      (3) To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

      (4)   To engage in any manipulative practice with respect to the Fund.

(c) Code of Ethics.

      (1) Adoption and Approval of Code of Ethics.

            (i) Every Fund (other than a money market fund or a Fund that does not invest in Covered Securities) and each investment adviser of and principal underwriter for the Fund, must adopt a written code of ethics containing provisions reasonably necessary to prevent its Access Persons from engaging in any conduct prohibited by paragraph (b) of this section.

            (ii) The board of directors of a Fund, including a majority of directors who are not interested persons, must approve the code of ethics of the Fund, the code of ethics of each investment adviser and principal underwriter of the Fund, and any material changes to these codes. The board must base its approval of a code and any material changes to the code on a determination that the code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by paragraph (b) of this section. Before approving a code of a Fund, investment adviser or principal underwriter or any amendment to the code, the board of directors must receive a certification from the Fund, investment adviser or principal underwriter that it has adopted procedures reasonably necessary to prevent Access Persons from violating the investment adviser's or principal underwriter's code of ethics. The Fund's board must approve the code of an investment adviser or principal underwriter before initially retaining the services of the investment adviser or principal underwriter. The Fund's board must approve a material change to a code no later than six months after adoption of the material change.

            (iii) If a Fund is a unit investment trust, the Fund's principal underwriter or depositor must approve the Fund's code of ethics, as required by paragraph (c)(1)(ii) of this section. If the Fund has more than one principal underwriter or depositor, the principal underwriters and depositors may designate, in writing, which principal underwriter or depositor must conduct the approval required by paragraph
                  (c)(1)(ii) of this section, if they obtain written consent from the designated principal underwriter or depositor.

      (2) Administration of Code of Ethics.

            (i) The Fund, investment adviser and principal underwriter must use reasonable diligence and institute procedures reasonably necessary to prevent violations of its code of ethics.

                                                                      APPENDIX B


            (ii) No less frequently than annually, every Fund (other than a unit investment trust) and its investment advisers and principal underwriters must furnish to the Fund's board of directors, and the board of directors must consider, a written report that:

                  (A) Describes any issues arising under the code of ethics or procedures since the last report to the board of directors, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and

                  (B) Certifies that the Fund, investment adviser or principal underwriter, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating the code.

      (3) Exception for Principal Underwriters. The requirements of paragraphs (c)(1) and (c)(2) of this section do not apply to any principal underwriter unless:

            (i) The principal underwriter is an affiliated person of the Fund or of the Fund's investment adviser; or

            (ii) An officer, director or general partner of the principal underwriter serves as an officer, director or general partner of the Fund or of the Fund's investment adviser.

(d)   Reporting Requirements of Access Persons.

      (1) Reports Required. Unless excepted by paragraph (d)(2) of this section, every Access Person of a Fund (other than a money market fund or a Fund that does not invest in Covered Securities) and every Access Person of an investment adviser of or principal underwriter for the Fund, must report to that Fund, investment adviser or principal underwriter:

            (i) Initial Holdings Reports. No later than 10 days after the person becomes an Access Person, the following information:

                  (A) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

                  (B) The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

                  (C)   The date that the report is submitted by the Access
                        Person.

            (ii) Quarterly Transaction Reports. No later than 10 days after the end of a calendar quarter, the following information:

                  (A) With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

                                                                      APPENDIX B


                        (1) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

                        (2) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                        (3) The price of the Covered Security at which the transaction was effected;

                        (4) The name of the broker, dealer or bank with or through which the transaction was effected; and

                        (5) The date that the report is submitted by the Access Person.

                  (B) With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access
                        Person:

                        (1) The name of the broker, dealer or bank with whom the Access Person established the account;

                        (2)   The date the account was established; and

                        (3) The date that the report is submitted by the Access Person.

            (iii) Annual Holdings Reports. Annually, the following information
                  (which information must be current as of a date no more than 30 days before the report is submitted):

                  (A) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

                  (B) The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

                  (C)   The date that the report is submitted by the Access
                        Person.

      (2) Exceptions from Reporting Requirements.

            (i) A person need not make a report under paragraph (d)(1) of this section with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

            (ii) A director of a Fund who is not an "interested person" of the Fund within the meaning of section 2(a)(19) of the Act [15 U.S.C. 80a-2(a)(19)], and who would be required to make a report solely by reason of being a Fund director, need not make:

                  (A) An initial holdings report under paragraph (d)(1)(i) of this section and an annual holdings report under paragraph (d)(1)(iii) of this section; and

                                                                      APPENDIX B

                  (B)   A quarterly transaction report under paragraph
                        (d)(1)(ii) of this section, unless the director knew or, in the ordinary course of fulfilling his or her official duties as a Fund director, should have known that during the 15-day period immediately before or after the director's transaction in a Covered Security, the Fund purchased or sold the Covered Security, or the Fund or its investment adviser considered purchasing or selling the Covered Security.

            (iii) An Access Person to a Fund's principal underwriter need not make a report to the principal underwriter under paragraph
                  (d)(1) of this section if:

                  (A) The principal underwriter is not an affiliated person of the Fund (unless the Fund is a unit investment trust) or any investment adviser of the Fund; and

                  (B) The principal underwriter has no officer, director or general partner who serves as an officer, director or general partner of the Fund or of any investment adviser of the Fund.

            (iv) An Access Person to an investment adviser need not make a quarterly transaction report to the investment adviser under paragraph (d)(1)(ii) of this section if all the information in the report would duplicate information required to be recorded under Sections 275.204-2(a)(12) Or 275.204-2(a)(13) of this chapter.

            (v) An Access Person need not make a quarterly transaction report under paragraph (d)(1)(ii) of this section if the report would duplicate information contained in broker trade confirmations or account statements received by the Fund, investment adviser or principal underwriter with respect to the Access Person in the time period required by paragraph (d)(1)(ii), if all of the information required by that paragraph is contained in the broker trade confirmations or account statements, or in the records of the Fund, investment adviser or principal underwriter.

      (3) Review of Reports. Each Fund, investment adviser and principal underwriter to which reports are required to be made by paragraph
            (d)(1) of this section must institute procedures by which appropriate management or compliance personnel review these reports.

      (4) Notification of Reporting Obligation. Each Fund, investment adviser and principal underwriter to which reports are required to be made by paragraph (d)(1) of this section must identify all Access Persons who are required to make these reports and must inform those Access Persons of their reporting obligation.

      (5) Beneficial Ownership. For purposes of this section, beneficial ownership is interpreted in the same manner as it would be under
            Section 240.16a-1(a)(2) of this chapter in determining whether a person is the beneficial owner of a security for purposes of section 16 of the Securities Exchange Act of 1934 [15 U.S.C. 78p] and the rules and regulations thereunder. Any report required by paragraph
            (d) of this section may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

(e) Pre-approval of Investments in IPOs and Limited Offerings. Investment Personnel of a Fund or its investment adviser must obtain approval from the Fund or the Fund's investment adviser before

                                                                      APPENDIX B


      directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering.

(f)   Recordkeeping Requirements.

      (1) Each Fund, investment adviser and principal underwriter that is required to adopt a code of ethics or to which reports are required to be made by Access Persons must, at its principal place of business, maintain records in the manner and to the extent set out in this paragraph (f), and must make these records available to the Commission or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examination:

            (A) A copy of each code of ethics for the organization that is in effect, or at any time within the past five years was in effect, must be maintained in an easily accessible place;

            (B) A record of any violation of the code of ethics, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

            (C) A copy of each report made by an Access Person as required by this section, including any information provided in lieu of the reports under paragraph (d)(2)(v) of this section, must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

            (D) A record of all persons, currently or within the past five years, who are or were required to make reports under paragraph (d) of this section, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place; and

            (E) A copy of each report required by paragraph (c)(2)(ii) of this section must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

      (2) A Fund or investment adviser must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of securities under paragraph (e), for at least five years after the end of the fiscal year in which the approval is granted.

                                  ATTACHMENT A


                   ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS

      CODE OF ETHICS. Artisan Funds, Inc. ("Artisan Funds"), Artisan Partners Limited Partnership ("Artisan Partners") and Artisan Distributors ("Artisan Distributors") have adopted a written Code of Ethics and Policy and Procedures to Prevent Misuse of Inside Information (the "Code") to avoid potential conflicts of interest by Artisan Partners and Artisan Distributors personnel and to govern the use and handling of material non-public information. A copy of the Code is being delivered to you with this acknowledgement. As a condition of your continued employment with Artisan Partners or Artisan Distributors, and the retention of your position, if any, as an officer of Artisan Funds, you are required to read, understand and abide by the Code.

      COMPLIANCE PROGRAM. The Code requires that all personnel furnish to Artisan Partners' Compliance Officer the names and addresses of any firm with which you have any investment account. You are also required to furnish to Artisan Partners' Compliance Officer copies of your monthly or quarterly account statements, or other documents, showing all purchases or sales of securities in any such account, or which are effected by you or for your benefit, or the benefit of any member of your household. Additionally, you are required to furnish a report of your personal securities holdings within ten days of commencement of your employment with Artisan Partners and annually thereafter. These requirements apply to any investment account, such as an account at a brokerage house, an account with a mutual fund that is a Fund Client (as defined in the Code), a trust account at a bank, custodial account or similar types of accounts.

      Artisan Partners' compliance program also requires that you report any contact with any securities issuer, government or its personnel, or others, that, in the usual course of business, might involve material non-public financial information. Only investment personnel are permitted to make such contacts. The Code requires that you bring to the attention of the General Counsel or Compliance Officer any information you receive from any source that might be material non-public information.

      Any questions concerning the Code should be directed to Artisan Partners' Compliance Officer.

      I affirm that I have read and understand the Code of Ethics and Policy and Procedures to Prevent Misuse of Inside Information ("Code"). I agree to the terms and conditions set forth in the Code.


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           Signature                                        Date


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      Print or Type Name

                                  ATTACHMENT B

                        ANNUAL AFFIRMATION OF COMPLIANCE

I affirm that:

      1. I have again read and, during the past year to the best of my knowledge, have complied with the Code of Ethics and Policy and Procedures to Prevent Misuse of Inside Information ("Code").

      2. I have provided to Artisan Partners' Compliance Officer the names and addresses of each investment account that I have with any firm, including, but not limited to, broker-dealers, banks, Fund Clients and others. (List of accounts attached.)

      3.    (check one)

            / / I have provided to Artisan Partners' Compliance Officer copies of account statements or other reports showing each and every transaction in any security in which I have a beneficial interest, as defined in the Code, during the most recently ended calendar year.

            or

            / / During the most recent calendar year there were no transactions in any security in which I had a beneficial interest required to be reported pursuant to the Code.

            or

            / / I was an exempt employee throughout the most recent calendar year.

      4. I have provided to the Compliance Officer a report of my personal securities holdings as of the end of the most recent calendar year, including all required information for each security in which I have any direct or indirect beneficial ownership.





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           Signature                                  Date



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     Print or Type Name